Exhibit (j)(4)


-------                                                27955 Clemens Road
  M&I     McCurdy                                      Westlake, Ohio 44145
(LOGO)    & Associates                                 Phone: (440) 835-8500
-------   CPA's, Inc.                                  Fax: (440) 835-1093

CERTIFIED PUBLIC ACCOUNTANTS ---------------------------------------------------





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 13, 2000 and to all references to our firm included in or made a part of this Post Effective Amendment No. 45 to the Registration Statement of Firstar Funds, Inc.



McCurdy & Associates CPA's, Inc.
September 15, 2000